SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                            FORM 8-K




                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



Date of Report:     January 15, 1998


             TELECONFERENCING SYSTEMS INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

    Name change as of January 15, 1998:  GS TELECOM LIMITED


     Colorado                 0-13313                  36-3296861
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)



c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO          80033
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code 303-422-8127

P.O. Box 4197, Englewood, CO  80155-4197
(Former name or former address, if changed since last report.)

Item 1.   Changes in Control of Registrant

          None.

Item 2.   Acquisition or Disposition of Assets

          None.

Item 3.   Bankruptcy or Receivership

          None.

Item 4.   Changes in Accountants

          None.

Item 5.   Other Events

          1)  Pursuant to an Information Statement and Notice of
Special Meeting of Shareholders on January 5, 1998, the shareholders approved up to a 150 to 1 reverse split of the issued and outstanding common shares.

          2) Further, the shareholders approved the change of name of the corporation to GS Telecom Limited.

          3) On January 6, 1998, the Board of Directors appointed Marcia Joslin Bennet, age 49, to the Board of Directors. Ms Bennet has taken courses in Commerce and Banking from the University of Toronto and has taken courses from the Canadian Securities Institute. From 1981 to 1994, she was a director and Executive Committee Member of Gordon Capital Corporation. Since 1994, she has been Chairman and a Director of Treleven, Ltd. of Bermuda. She has been a Registered Representative of the NASD and is a Fellow in the Canadian Securities Institute.

          4) GS Telecom Limited, formerly Teleconferencing Systems International Inc. announce that their first Private Placement of 8% Convertible Loan Notes, due September 30, 2000, has now been closed. The sum raised was $440,000 which was subject to Finder's Fees and Sales Commission of $40,000 (10%). The transaction was accomplished to foreign investors pursuant to Regulation S.

     The Holders of these Notes shall have the option to convert one hundred percent (100%) of the original principal amount of the Note issued to the Holder at any time after the 120th day following the date of issue, into shares of the Company's Common
Stock at a conversion price equal to the lower of $2 per share or at twenty five percent (25%) less than the average closing bid price of the Company's Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the date thereof. Notwithstanding the foregoing, if, after the effectiveness of the Registration Statement or if an exemption is available from registration, the closing bid price of the Company's Common Stock reaches four dollars for the five (5) consecutive trading days ending on the trading day immediately preceding the date thereof, the Company shall have the option of forcing conversion up to Fifty Percent
(50%) of the original principal amount of the Notes originally issued to the Holder, and if, after such effectiveness, the closing bid price of the Company's Common Stock reaches eight dollars, the Company shall thereafter have the option of forcing conversion up to One Hundred Percent (100%) of the original principal amount of the Notes issued to the Holder.

          5) The appointment of Messrs. David Innes and Marshal Kaye as directors was effective as of November 25, 1997.

Item 6.   Resignation of Directors

          Director Keith Shwayder resigned as of November 30, 1997.

Item 7.   Financial Statements Pro Forma Financial & Exhibits

          None.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 1998             GS TELECOM LIMITED


                              By:  /s/ Robert Kropf
                                   Robert Kropf, President